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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                  August 8, 2003
                                  ---------------
                      (Date of the earliest event reported)



                           National Quality Care, Inc.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                      0-19031                  84-1215959
          --------                      -------                  ----------
(State or other jurisdiction      (Commission File Number)    (I.R.S. Employer
        of incorporation)                                    Identification No.)

    1835 South La Cienega Boulevard, Suite 235, Los Angeles, California 90035
    -------------------------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (310) 280-2758
                                 --------------
               Registrant's telephone number, including area code


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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

         National Quality Care, Inc., a Delaware corporation, or the Company, announced that it is in the process of adopting a new business plan devoted to the research, development, manufacture and sale of a portable, wearable artificial kidney device. The Company does not have sufficient resources to implement its new business plan, but it intends to obtain financing by selling equity or debt securities of the Company and/or selling its principal assets related to its existing business of providing integrated dialysis services for patients suffering from chronic kidney failure or end stage renal disease, including without limitation, the dialysis unit held by its principal operating subsidiary, Los Angeles Community Dialysis, Inc. A fuller discussion of the Company's existing business operations and financial condition is set forth in the Form 10-KSB filed with the Securities and Exchange Commission (the "Commission") for the year ended December 31, 2002 and other documents and reports as filed with the Commission.

BACKGROUND

         Existing dialysis treatments are usually performed using hemodialysis or peritoneal dialysis. Hemodialysis is a process by which toxins are removed from the blood using a filtering membrane such as a dialyzer. Currently, hemodialysis patients must connect to large hemodialysis machines for treatment by puncturing a large blood vessel to form an arteriovenous shunt. These shunts only last for a limited period of time and are subject to infection, clotting and other complications that result in numerous hospitalizations and repeated surgical interventions.

         Peritoneal dialysis is another form of dialysis treatment in which sterile dialysate is introduced into the patient's abdomen (peritoneal cavity) through a permanent tube and the patient's abdominal lining (peritoneal membrane) is used as the filtering membrane. Fresh dialysate circulates through the abdomen to draw impurities from surrounding blood vessels in the peritoneum, and the spent dialysate is then drained from the abdomen. Peritoneal dialysis eliminates the need to puncture blood vessels to access the patient's blood and for blood anticoagulants.

         Typically, dialysis is administered in intermittent three to four hours sessions, which take place two or three times per week. However, there exists a growing body of research that demonstrates the preference for prolonged or daily dialysis over intermittent dialysis for only nine to twelve hours per week since this allows for more toxins to be removed from the blood. Some advantages of a more prolonged or daily dialysis include a decreased rate of morbidity and expected mortality, a decrease in the amount of medications required and a decrease in fluid intake and dietary restrictions.

         The Company believes that there is a substantial need for a portable, artificial kidney, which can be used continually, 24 hours a day, seven days a week. In addition to the advantages discussed above, the Company believes that such a device also should substantially reduce the amount of hospital admissions and surgeries as well as drug consumption by the dialysis population. Patients using such an artificial kidney will no longer need to spend 3 to 4 hours, 3 times a week, connected to a large machine, and should experience greater mobility and freedom to perform their daily activities while being dialyzed for many more hours. The Company believes that such a device should significantly reduce the amount of manpower, facilities and equipment that are devoted today to treating patients suffering from end stage renal disease.


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THE NEW BUSINESS PLAN; RESEARCH AND DEVELOPMENT ACTIVITIES

         The Company intends to develop and ultimately make commercially available a portable, wearable artificial kidney for patients suffering from chronic kidney failure, also known as end stage renal disease. The intent is for the commercially available device to consist of a dialyzing filter, several battery operated pumps, and disposable cartridges containing several chemicals. The device is intended to be fully automated and water proof and to operate continuously for 24 hours a day, 7 days a week. It is intended that the device will weigh approximately 5 pounds and will be worn by the patient as a belt. It will connect to the patient's blood stream though a surgically implanted catheter, specially designed for this purpose and will operate from a small computer chip included in the device.

         The design of the device was initially conceptualized by Dr. Gura in September 2001. Shortly thereafter, in January 2002, the Company assembled a core scientific and engineering team, consisting of 3 engineers, a chemist and 2 physicians, and commenced the development and construction of the first prototypes. The first patent application (No. 20030097086) covering a portable and wearable continuous renal replacement therapy device was filed US Patent & Trademark Office on November 16, 2001. On December 13, 2001, the Company filed a second patent application (No. 20030114787) covering a portable and wearable peritoneal dialysis system, which uses the patient's abdominal lining as a filtering membrane. On September 19, 2002, the Company filed a third patent (No. 20030097087) for a portable and wearable ultrafiltration device, which provides continuous removal of excess fluids from the body and is intended to be used by heart failure patients. In January 2003, the Company filed a fourth patent application covering other inventions and discoveries resulting from its research and development activities. In addition to these patent applications, the Company also has filed two corresponding international patent applications based upon the first and second United States patent applications and is in the process of filing third and fourth international patent applications based upon the third and fourth United States patent applications. Patent applications nos. 20030097086, 20030114787 and 20030097087 were recently published by the US
Patent & Trademark Office.

         In May 2002, the Company completed the construction of a model of a portable dialysis device, which operates from software that runs from a desktop or laptop computer, from commercially available products that have been modified by the Company. In the period commencing June 2002 and ending November 2002, the Company conducted internal laboratory tests and one animal test on the various components of the model at the research facilities in Cedars Sinai Medical Center. The prototype device performed successfully in our internal laboratory tests and in the first animal experiment.


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NEED FOR SIGNIFICANT EXTERNAL FINANCING

         The Company has historically financed its research and development activities through working capital provided from operations. As disclosed in its Form 10-KSB for the year ended December 31, 2002, the Company generated a net loss of $758,400 during the year ended December 31, 2002 and, as of December 31, 2002, had an accumulated deficit of approximately $3,059,583. The Company experienced a loss from operations during the year ended December 31, 2002 of approximately $519,389. As a result, on January 1, 2003, the Company suspended its research and development activities due to a lack of funds.

         The Company is actively seeking financing to continue its research and development activities and to progress beyond preliminary testing. The Company has retained consultants to assist the Company in the fundraising process. If the Company does not obtain sufficient funding, it may not be able to complete research and development activities and may be required to suspend such activities indefinitely or discontinue such activities. There is no assurance that the Company will be able to obtain such financing on favorable terms, if at all, to continue its research and development activities.

         If the Company secures financing by selling its dialysis business, there is a risk that the Company will not be able to generate significant revenue from its remaining assets. Because the Company does not expect to generate significant revenue from its research and development activities, the Company may become dependent upon the funds received from the sale of such assets and significant external financing to implement its new business plan. There is no assurance that the Company will be able to obtain such financing on favorable terms, if at all.

         The Company is assessing the minimum amount of capital required to resume research and development activities in a meaningful manner. Upon receipt of such financing, the Company intends to: (i) lease laboratory space; (ii) continue the development of and internal laboratory testing and animal experiments with the device; (iii) commence the construction of a prototype using parts and software specifically designed for our device; and (iv) successfully complete the laboratory, animal and human testing and trials described below. There can be no assurance, however, that the minimum amount assessed will be sufficient for the Company to successfully complete all such tests and trials.

         If the device successfully completes laboratory testing, the Company intends to commence animal testing in accordance with the terms agreed upon between the Company and the United States Food and Drug Administration ("FDA"). After completion of the animal trials, and subject to the approval of the FDA, the Company plans to commence two human clinical trials. The Company anticipates that the first trial will involve treating ten patients with renal failure for a period of one month. In the second study, 100 patients will be treated at several medical centers, which have been designated as Centers of Excellence around the country and possibly overseas over a period of 6 months. The Company hopes to obtain the approval and consent of the FDA to distribute and market its wearable artificial kidney after successful completion of the human trials, although there is no assurance that such approval will be granted.


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     If the Company obtains the requisite FDA approvals and consents, it believes that it will have to secure additional financing to bring the approved device to market. The amount of required financing has not yet been determined. There is no assurance that the Company will be able to obtain such financing on favorable terms, if at all. If the Company secures such funding, it intends to market its wearable, artificial kidney in the following manner:

         o Direct marketing to dialysis providers. This is the preferred option since the device would allow dialysis providers to provide services to their patients at a greatly reduced cost and they already have an established clientele and a mechanism to bill and collect for the providers' services.

         o Direct sale of the device and the supplies to patients and or physician offices.

         o Marketing and distribution through existing companies that have the infrastructure and sales force to bring the device to market.

The specific sales and marketing strategies adopted by the Company will depend upon the level of financing and the resources and strategies available to the Company at that time.

OTHER RISKS

         The Company intends to build its portable artificial kidney from: (i) custom parts specifically designed for the Company; and (ii) custom software, which will enable the device to operate electronically from a chip imbedded in the device. There is no assurance that the Company will be able to design such parts or write such software within its anticipated time periods, if at all, even if it does receive the necessary funding. Even if the portable artificial kidney is built, there is no assurance that such device will successfully complete all tests and trials in the laboratory or animal and human trials within the Company's anticipated time periods, if at all. There is no assurance that studies planned to be conducted by the Company will suffice, or that the FDA will not require additional studies prior to authorizing the sale of the device to the public. If the Company's prototype successfully completes all laboratory, animal and human testing, the Company will be required to obtain the approval and consent of the FDA to distribute and market its portable artificial kidney. There is no assurance that such approval will be granted, or that if granted, the product will be accepted in the market place or that a competing product will not have already been developed and made commercially available to the public, or if such device does successfully perform, that the Company will obtain the necessary governmental consents to market the device.

         A copy of the Company's press release, dated August 8, 2003, related to the announcement of the Company's new business plan, is included as Exhibit
99.1 in this Report.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

                  99.1 Press Release of National Quality Care, Inc., dated August 8, 2003, regarding announcement of the adoption of new business plan.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            NATIONAL QUALITY CARE, INC.



Dated:  August 8, 2003                      By: /s/ Victor Gura
                                                --------------------------
                                                Victor Gura
                                                Chief Executive Officer




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                                  EXHIBIT INDEX
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Exhibit Number                          Description
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99.1                        Press Release of National Quality Care, Inc., dated
                            August 8, 2003, regarding announcement of the adoption of new business plan.





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